Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports Fourth Quarter and Fiscal Year 2019 Financial Results

IRVINE, Calif., February 19, 2020 - Endologix, Inc. (the “Company”) (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced financial results for the fourth quarter and fiscal year ended December 31, 2019.

Global revenue in the fourth quarter of 2019 was $35.8 million, a 3.0% increase from $34.7 million in the fourth quarter of 2018. For the year ended December 31, 2019, global revenue was $143.4 million, an 8.4% decrease from $156.5 million a year ago.

“I am very pleased with our performance in 2019, as we accomplished critical operational and financial goals necessary to help stabilize our business, build a foundation for sustainable growth, and maintain a path to positive operating cash flow by year-end 2021,” commented John Onopchenko, Chief Executive Officer of Endologix, Inc. “Led by recent stability in our AFX business, we have now achieved two consecutive quarters of year-over-year revenue growth. Furthermore, we significantly decreased our cash burn, and our disciplined approach to cost management enabled us to meaningfully reduce our overall annual operating expenses. We enter 2020 with many critical developments underway, including the anticipated completion of EVAS2 enrollment, the initiation of enrollment of our CHEVAS IDE, and the introduction of Alto, all of which will accelerate the momentum that we generated in 2019. We have an exciting year ahead of us, and I am confident that continued execution and commitment to our culture of accountability will enable us to achieve profitable long-term growth.”

Financial Results
U.S. revenue in the fourth quarter of 2019 was $24.4 million, a 1.5% increase from $24.0 million in the fourth quarter of 2018. For the year ended December 31, 2019, U.S. revenue was $95.3 million, a 12.6% decrease from $109.1 million a year ago.

International revenue in the fourth quarter of 2019 was $11.4 million, a 6.5% increase from $10.7 million in the fourth quarter of 2018. On a constant currency basis, international revenue increased 8.5% compared to the fourth quarter of 2018. For the year ended December 31, 2019, international revenue was $48.1 million, a 1.4% increase from $47.4 million a year ago. On a constant currency basis, international revenue increased 4.0% compared to the year ended December 31, 2018.

Gross profit was $21.8 million in the fourth quarter of 2019, representing a gross margin of 61.1%. This compares to a gross profit of $11.4 million, or a gross margin of 32.8%, in the fourth quarter of 2018.
Gross profit in the fourth quarter of 2018 was negatively impacted by the approximately $8.7 million write-off of inventory reserves related to the voluntary recall of Nellix systems. Excluding this impact, gross margin was 57.8% in the fourth quarter of 2018. For the year ended December 31, 2019, gross profit was $91.1 million, representing a gross margin of 63.5%. This compares to a gross profit of $91.9 million, or a gross margin of 58.7%, for the year ended December 31, 2018. Excluding the impact of previously mentioned Nellix inventory reserves, fiscal year 2018 gross margin was 64.3%.

Total operating expenses in the fourth quarter of 2019 were $31.7 million, a 9.6% decrease from $35.1 million in the fourth quarter of 2018. Fourth quarter 2019 operating expenses included $0.4 million of costs associated with restructuring, while fourth quarter of 2018 operating expenses included $2.0 million of costs associated with restructuring and contract termination, product withdrawal, and business acquisition expenses. Excluding these items, operating expenses decreased 5.4% compared to the fourth quarter of 2018. For the year ended December 31, 2019, total operating expenses were $133.6 million, a 16.5% decrease from $160.1 million a year ago.

Net Loss for the fourth quarter of 2019 was $7.8 million, or $(0.40) per share, compared to a Net Loss of $26.0 million, or $(2.65) per share, a year ago. Adjusted Net Loss (non-GAAP measure, defined below) totaled $8.1 million, compared to an Adjusted Net Loss of $21.3 million for the fourth quarter of 2018. Adjusted EBITDA loss (non-GAAP measure, defined below) totaled $5.2 million for the fourth quarter of 2019, compared to Adjusted EBITDA loss of $17.0 million a year ago.

Net Loss for the year ended December 31, 2019 was $64.8 million, or $(3.84) per share, compared to a Net Loss of $79.7 million, or $(9.07) per share, a year ago. Adjusted Net Loss totaled $36.9 million, compared to an Adjusted Net Loss of $62.7 million for the year ended December 31, 2018. Adjusted EBITDA loss totaled $23.9 million for the year ended December 31, 2019, compared to Adjusted EBITDA loss of $43.4 million a year ago.

Total cash, cash equivalents and restricted cash were $42.8 million as of December 31, 2019, compared to $24.7 million as of December 31, 2018.

Fiscal Year 2020 Financial Guidance
The Company expects 2020 revenue of at least $145 million and anticipates 2020 operating expenses to be approximately $130 million.

Conference Call Information
The Company's management will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its fourth quarter and fiscal year 2019 results.

To participate in the conference call, dial 888-254-3590 (domestic) or +1 323-994-2093 (international) and refer to the passcode 2044596.

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, February 19, 2020, until 11:59 p.m. ET on Wednesday, February 26, 2020. To hear this recording, dial 844-512-2921 (domestic) or 412-317-6671 (international) and enter the passcode 2044596.

About Endologix, Inc.
The Company develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is in endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System and Ovation Alto® Abdominal Stent Graft System, the Company's next generation Ovation system device, are approved only as investigational devices and are not currently approved for commercial purposes in any market.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “continue,” “outlook,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding maintaining a path to being operating cash flow positive by year end 2021; upcoming anticipated completion of EVAS2 enrollment, initiation of enrollment of the Company's CHEVAS IDE, and the introduction of Alto (and the acceleration of the Company’s momentum resulting therefrom); the Company’s confidence that continued execution and commitment to its culture of accountability will enable it to achieve, profitable, long-term growth; and the Company’s FY 2020 revenue guidance and its anticipated FY 2020 operating expense, the accuracy of which are necessarily subject to risks and uncertainties that may cause the Company’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include continued market acceptance, endorsement and use of the Company’s products, the Company’s continued compliance with its financial covenants and other operating restrictions under its lending facilities, the Company’s ability to access the capital markets on terms acceptable to it or at all, the Company’s abilities to service its indebtedness and to satisfy and discharge its indebtedness as such indebtedness comes due, the success of clinical trials relating to the Company’s products, product research and development efforts, uncertainty in the process of obtaining and maintaining regulatory approval for the Company’s products, the Company's ability to protect its intellectual property rights and proprietary technologies, the Company’s ability to retain its key executive, sales and other personnel, and other economic, business, competitive, and regulatory factors. Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company's business and industry and are based on information available as of the time such statements are made. The forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements.

Discussion of Non-GAAP Financial Measures
The Company’s management believes that the non-GAAP measures of (1) “Adjusted Net Income (Loss)” and (2) “Adjusted EBITDA” enhance an investor’s overall understanding of the Company’s financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. These measures, when used in conjunction with related financial measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations. The Company’s management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures. The Company intends to calculate these non-GAAP financial measures in a consistent manner from period to period. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measures has been provided under the heading “Non-GAAP Reconciliations” in the financial statement tables attached to this press release.

Adjusted Net Income (Loss) Definition:
(1) “Adjusted Net Income (Loss)” is a non-GAAP measure defined by the Company as net income (loss) under GAAP, excluding (to the extent relevant in a particular reporting period): (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) legal settlement costs; (iv) business development expenses, including licensing costs related to research and development activities; (v) inventory step-up amortization; (vi) interest expense; (vii) foreign currency loss (gain); (viii) fair value adjustment to Nellix® contingent consideration liability; (ix) fair value adjustment of derivative liabilities; and (x) loss on debt extinguishment.

In the three and twelve months ended December 31, 2019 and 2018, this GAAP adjustment to net loss specifically represents: (i) restructuring and other transition costs; (ii) contract termination, product withdrawal and business acquisition expenses; (iii) interest expense; (iv) foreign currency loss (gain); (v) fair value adjustment to Nellix® contingent consideration liability; (vi) fair value adjustment of derivative liabilities; and (vii) loss on debt extinguishment.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by the Company as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

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Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
Unaudited
(In thousands, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenue
U.S.	$24,401	$24,033	$95,316	$109,093
International	11,350	10,660	48,054	47,380
Total Revenue	35,751	34,693	143,370	156,473
Cost of goods sold	13,922	23,327	52,284	64,550
Gross profit	21,829	11,366	91,086	91,923
Gross margin	61.1%	32.8%	63.5%	58.7%
Operating expenses:
Research and development	4,317	4,013	18,104	20,793
Clinical and regulatory affairs	2,972	3,344	14,036	13,851
Marketing and sales	15,887	16,942	64,673	76,855
General and administrative	8,092	8,756	35,984	43,477
Restructuring costs	419	138	838	3,270
Contract termination, product withdrawal and business acquisition expenses	—	1,869	—	1,869
Total operating expenses	31,687	35,062	133,635	160,115
Loss from operations	(9,858)	(23,696)	(42,549)	(68,192)
Other expense, net	(8,175)	(8,844)	(34,590)	(28,165)
Change in fair value of contingent consideration related to acquisition	800	2,800	1,700	7,100
Loss on debt extinguishment	—	—	(11,756)	(2,270)
Change in fair value of derivative liabilities	8,173	3,792	17,713	12,097
Total other income (expense), net	798	(2,252)	(26,933)	(11,238)
Net loss before income taxes	(9,060)	(25,948)	(69,482)	(79,430)
Income tax (expense) benefit	1,230	(7)	4,725	(284)
Net loss	$(7,830)	$(25,955)	$(64,757)	$(79,714)

Comprehensive loss, net of taxes:
Net loss	$(7,830)	$(25,955)	$(64,757)	$(79,714)
Other comprehensive loss on foreign currency translation	(653)	(100)	(772)	(747)
Comprehensive loss	$(8,483)	$(26,055)	$(65,529)	$(80,461)

Basic and diluted net loss per share	$(0.40)	$(2.65)	$(3.84)	$(9.07)
Shares used in computing basic and diluted net loss per share	19,509	9,803	16,850	8,790

Exhibit 99.1

Non-GAAP Reconciliations:

	Quarter Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net Loss to Adjusted Net Loss
Net loss	$(7,830)	$(25,955)	$(64,757)	$(79,714)
Restructuring and other transition costs	433	406	852	3,710
Contract termination, product withdrawal and business acquisition expenses	—	1,869	—	1,869
Interest expense	9,099	8,763	34,973	27,658
Foreign currency (gain) loss	(878)	247	(330)	711
Fair value adjustment to Nellix® contingent consideration liability	(800)	(2,800)	(1,700)	(7,100)
Fair value adjustment of derivative liabilities	(8,173)	(3,792)	(17,713)	(12,097)
Loss on extinguishment of debt	$—	$—	$11,756	$2,270
(1) Adjusted Net Loss	$(8,149)	$(21,262)	$(36,919)	$(62,693)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(8,149)	$(21,262)	$(36,919)	$(62,693)
Income tax (benefit) expense	(1,230)	7	(4,725)	284
Depreciation and amortization	1,626	2,063	$6,890	7,982
Stock-based compensation	2,555	2,219	10,849	11,030
(2) Adjusted EBITDA	$(5,198)	$(16,973)	$(23,905)	$(43,397)

Exhibit 99.1

ENDOLOGIX, INC.
CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands, except share and per share amounts)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$41,560	$23,531
Restricted cash	1,200	1,200
Accounts receivable, net of allowance for doubtful accounts of $1,317 and $802, respectively	22,392	20,651
Other receivables	282	329
Inventories	26,405	30,399
Prepaid expenses and other current assets	1,864	2,821
Total current assets	93,703	78,931
Property and equipment, net	13,152	16,033
Goodwill	120,814	120,848
Other intangible assets, net	72,603	76,163
Deposits and other assets	1,124	1,095
Operating lease right-of-use assets	5,768	—
Total assets	$307,164	$293,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,024	$10,986
Accrued payroll	18,232	14,627
Accrued expenses and other current liabilities	12,931	13,314
Current portion of debt	10,606	—
Total current liabilities	55,793	38,927
Deferred income taxes	150	150
Deferred rent	—	8,065
Operating lease liabilities	11,621	—
Derivative liabilities	940	4,012
Other liabilities	2,244	1,992
Contingently issuable common stock	500	2,200
Debt	172,060	198,078
Total liabilities	243,308	253,424
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.001 par value, 170,000,000 shares authorized, 18,190,054 and 10,387,926 shares issued, respectively, 18,098,464 and 10,345,367 shares outstanding, respectively	18	10
Treasury stock, at cost, 91,590 and 42,559 shares, respectively	(4,235)	(4,026)
Additional paid-in capital	730,729	640,789
Accumulated deficit	(664,472)	(599,715)
Accumulated other comprehensive income	1,816	2,588
Total stockholders’ equity	63,856	39,646
Total liabilities and stockholders’ equity	$307,164	$293,070